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                                                                 EXHIBIT 10.13.1

                                 SIXTH AMENDMENT

                                     TO THE

                                 TRANSTAR, INC.

                       SAVINGS PLAN FOR SALARIED EMPLOYEES
               (As Amended and Restated Effective January 1, 1989)

         The Transtar, Inc. Savings Plan for Salaried Employees shall be amended effective January 1, 2000 as follows:

1.       Section 4.2 shall be amended to read as follows:

         NON-PARTICIPATING EMPLOYEE. Each other Employee shall become eligible to participate in the Plan on the day an Employee completes six (6) months of service as described in Section 3.1 or 3.4, whichever is applicable.

2.       Section 5.9 subsection (a) shall be amended to read as follows:

         a) Subject to Article IX, an Eligible Employee may elect to have the Employers pay on his behalf into the Plan during each payroll period, through a reduction in his compensation, at least one percent (1%) of his compensation (before such contribution) for such payroll period and additional amounts in one-half percent (1/2%) increments, but not more than ten percent (10%) of his compensation (taking into account amounts contributed as Voluntary Employee After-Tax Contributions). Notwithstanding the foregoing, effective for Plan years commencing on or after January 1, 1995, the previous sentence shall be amended by substituting "fifteen percent (15%)" for "ten percent (10%), and effective for Plan years commencing on or after January 1, 2000, the previous sentence shall be amended by substituting "eighteen percent (18%)" for "ten percent (10%)" with respect to any Eligible Employee who was not classified as a Highly Compensated Employee in the Plan year prior to the Plan year for which the Pre-Tax Contribution is made. The amounts so contributed shall constitute such Participant's Pre-Tax Contribution, and shall be one hundred percent (100%) non-forfeitable at all times. No Employer contribution (other than a Matching Contribution to this Plan or any other plan sponsored by the Employees shall be affected by or conditioned upon a Participant's election to make Pre-Tax Contributions. The Employer shall remit such Pre-Tax Contributions to the Plan no later than (90 days after the close of the month in which such contributions were withheld.
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                  However, any Participant's election may be reduced (as
                  described in Section 5.9(b) and Article IX) by the Plan Manager as necessary to assure compliance with IRC Sections 401(k) and 415. Elections shall be made as follows:

                  IN WITNESS WHEREOF, Transtar, Inc. has caused this Amendment to be executed by its duly authorized officers this 2nd day of November, 1999.



                  ATTEST:                           TRANSTAR, INC.



                  By:  /s/ R. N. Gentile            By:   /s/ J. W. Schulte
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